FRI98-1

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			June-2001
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	22,500,000.00	0.00	0.00		22,500,000.00
(iii) Security Interest Distributed	569,062.50	268,037.87	252,581.04		1,089,681.41

Security Principal Distributed per $1,000	66.6666667	0.0000000	0.0000000
Security Interest Distributed per $1,000	1.6861111	5.2416667	4.1161111
(iv) Principal Collections	16,728,154.81	2,534,550.89	3,041,500.72	3,041,500.72	25,345,707.14
(v) Finance Collections	3,596,745.93	1,926,540.47	2,311,878.70	2,311,878.70	10,147,043.80
Recoveries	249,239.89	141,612.56	169,937.29	169,937.29	730,727.03
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	3,845,985.82	2,068,153.03	2,481,815.99	2,481,815.99	10,877,770.83
Total Collections	20,574,140.63	4,602,703.92	5,523,316.71	5,523,316.71	36,223,477.97
(vi) Total Receivables in Trust					1,538,621,363.64
Aggregate Amount of Principal Receivables					1,306,596,576.18
Invested Amount (End of Month)	112,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	286,364,000.00
Floating Allocation Percentage	8.6101557%	3.9136793%	4.6964764%	4.6964764%	21.9167879%
Fixed/Floating Allocation Percentage	25.8304672%	3.9136793%	4.6964764%	4.6964764%	39.1370993%
Invested Amount (Beginning of Month)	135,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	308,864,000.00
Average Daily Invested Amount					294,721,142.86
(vii) Receivable Delinquencies
Current				79.05%	1,233,321,109.71
30 Days to 59 Days				6.81%	106,260,788.86
60 Days to 89 Days				4.33%	67,540,447.51
90 Days and Over				9.81%	153,116,551.52
Total Receivables				100.00%	1,560,238,897.60
(viii) Aggregate Investor Default Amount					6,791,291.12
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					24.03%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	215,753.42	98,069.04	117,684.38	117,684.38	549,191.23

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					62,051
(xvi) Revolving Receivables Reserve Account Balance					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					14.46%
Minimum Base Rate					7.10%

Last Updated on 6/15/01
By FSG